EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended February 28, 2015, the Snow Capital Opportunity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(27)
Accumulated Net Realized Gain/(Loss)   $ 27
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2015, the Bright Rock Mid Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $91,480
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $(91,480)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2015, the Snow Capital Small Cap Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $398,264
Accumulated Net Realized Gain/(Loss)   $(398,264)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2015, the AllianceBerstein/TWM Global Equity & Covered Call Strategy Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $41,825
Accumulated Net Realized Gain/(Loss)   $(41,825)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2015, the Collins Alternative Solutions Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $8,973,055
Accumulated Net Realized Gain/(Loss)   $(8,973,055)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2015, the Aurora Horizons Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $3,351,616
Accumulated Net Realized Gain/(Loss)   $(3,134,115)
Paid-in Capital      $(217,501)

The reclassifications have no effect on net assets or net asset value per share.